UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 17, 2011

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2011 annual meeting of stockholders of Extra Space Storage Inc. (the “Company”) was held on May 17, 2011.  Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.            The election of seven members of the Company’s board of directors for terms expiring at the 2012 annual meeting of stockholders and until their successors are duly elected and qualify.  In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Spencer F. Kirk	72,339,455	594,563	8,791,092
Anthony Fanticola	72,636,704	297,314	8,791,092
Hugh W. Horne	71,369,356	1,564,662	8,791,092
Joseph D. Margolis	71,125,767	1,808,251	8,791,092
Roger B. Porter	69,940,707	2,993,311	8,791,092
K. Fred Skousen	71,112,077	1,821,941	8,791,092
Kenneth M. Woolley	72,889,543	44,475	8,791,092

Proposal 2.            The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.  In accordance with the results below, the selection of Ernst & Young LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,016,309	701,655	7,146	—

Proposal 3.            The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s proxy statement.  In accordance with the results below, the compensation of the named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,813,401	5,822,461	54,379	4,955,344

Proposal 4.            The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the named executive officers.  In accordance with the results below, the Company’s board of directors has determined that it will hold a stockholder advisory vote on the compensation of the named executive officers every year.

1 Year	2 Years	3 Years	Abstentions
65,493,655	50,707	11,174,908	50,494

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 23, 2011	By	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President and Chief Legal Officer

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